Exhibit 99-B.8.10

                                Second Amendment
                                       to
                    Service Agreement with Investment Advisor

     WHEREAS Aeltus Investment Management, Inc. (the "Adviser") and Aetna Life Insurance and Annuity Company (the "Company"), have entered into a Service Agreement effective May 1, 1998, as amended on November 4, 1998 (the "Agreement") for the provision of administrative services by the Company in connection with the sale of shares of, among others, Aetna GET Fund on behalf of each of its series.

     WHEREAS, the Adviser and the Company now desire to amend and restate Schedule A to the Agreement to include Aetna GET Fund, series: E, G, H and I.

     NOW THEREFORE, the Adviser and the Company hereby agree:

     1. to amend and restate Schedule A to include Aetna GET Fund, series: E, G, H and I, effective as of: June 1, 1999 with respect to series E, September 1, 1999 with respect to series G, December 1, 1999 with respect to series H, and March 1, 2000 with respect to series I of Aetna GET Fund; and

     2. that the Agreement, as modified by this Amendment, is ratified and confirmed.

     IN WITNESS WHEREOF, the parties to the Agreement have caused this Amendment to be executed by their authorized officers as of the 11th day of February, 2000.

                                   AELTUS INVESTMENT MANAGEMENT, INC.


                                   By:        /s/ J. Scott Fox
                                         ---------------------------------------
                                             J. Scott Fox

                                   Title: Managing Director, Chief Operating
                                   Officer

                                   AETNA LIFE INSURANCE AND ANNUITY COMPANY


                                   By:       /s/ Laurie M. LeBlanc
                                         ---------------------------------------
                                             Laurie M. LeBlanc

                                   Title: Vice President

                                   Schedule A
                    (Amended and restated as of May 1, 2000)

Servicing Fee

                            Aetna                  Aetna
 Aetna Money    Aetna     Balanced      Aetna   Crossroads     Aetna       Aetna Growth
  Market VP    Bond VP    VP, Inc.    Ascent VP     VP       Legacy VP      & Income VP
----------------------------------------------------------------------------------------
    12.5          20         25          30         30           30       25 on first $10
                                                                         billion of average
                                                                          daily net assets

                                                                          22.5 on next $5
                                                                         billion of average
                                                                          daily net assets

                                                                          21.25 on next $15
                                                                         billion of average
                                                                          daily net assets

                                                   12/15/1999 3/15/2000   3/15/2000   6/15/2000
                                                   3/14/2000  3/14/2005   6/14/2000   6/14/2000
    Aetna       Aetna       Aetna        Aetna       Aetna    Aetna GET     Aetna       Aetna
  GET Fund    GET Fund    GET Fund     GET Fund    GET Fund     Fund      GET Fund    GET Fund
  Series C     Series D   Series E     Series G    Series H   Series H    Series I    Series I
-------------------------------------------------------------------------------------------------
     30           30         30           30         12.5        30          12.5         30

 Aetna Index                Aetna
 Plus Large     Aetna       Value     Aetna Small
   Cap VP     Growth VP  Opportunity  Company VP
---------------------------------------------------

    17.5          30         30          37.5

                Aetna    Aetna Real                  Aetna
 Aetna Index    Index      Estate        Aetna       Index                  Aetna
 Plus Small   Plus Mid   Securities  International   Plus    Aetna High   Technology
   Cap VP      Cap VP        VP           VP        Bond VP   Yield VP        VP
-------------------------------------------------------------------------------------------------
     20           20        37.5         42.5         15        32.5         22.5